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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                           OF SCG HOLDING CORPORATION


         SCG Holding Corporation (hereinafter referred to as the "Corporation"), organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows:

         1. The Corporation filed its original Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation") with the Secretary of State of Delaware on June 18, 1992, and the name of the Corporation at that time was Motorola Energy Systems, Inc.

         2. By unanimous written consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 242 and 245 of the Delaware General Corporation Law, setting forth the Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation of the Corporation advisable. By written consent of the stockholders of the Corporation, a resolution was duly adopted, pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law, setting forth and approving such Amended and Restated Certificate of Incorporation of the Corporation.

RESOLVED:  That the Certificate of Incorporation, as amended to date, be and hereby is amended and restated in its entirety as follows:

         FIRST: The name of the corporation is:

                            SCG Holding Corporation.

         SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

         FOURTH:
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         (1) The aggregate number of shares which the Corporation shall have authority to issue is 300,100,000 of which 100,000 of said shares shall be par value $0.01 and shall be designated Preferred Stock, and 3,000,000 of said shares shall be par value $0.01 per share and shall be designated Common Stock.

         (2) Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series and the Board of Directors of the Corporation (hereinafter referred to as the "Board") is hereby authorized to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board with respect to each series shall include but shall not be limited to the authority to determine the following:

                  (a) The designation of such series.

                  (b) The number of shares initially constituting such series.

                  (c) The increase and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

                  (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Corporation) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full,


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the shares of all series of the Preferred Stock ranking pari passu shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all dividends were declared and paid in full.

                  (e) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share that shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                  (f) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $0.01 per share before the holders of shares of the Common Stock or the holders of any other class or series of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; and provided further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums that would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities or a sale, lease or conveyance of all or a part of its assets.



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                  (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

                  (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof.

                  (i) Whether or not a purchase fund shall be provided for purchase of the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                  (j) Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be effected solely by the Corporation or the holder.

                  (k) Any other relative rights, preferences and limitations.

         (3) Except as otherwise provided by law or by the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

         FIFTH: The name and address of the incorporator is as follows:



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                              Deborah J. Burmeister
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196

         SIXTH: Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         SEVENTH: In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any By-Law of the Corporation made by the Board. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article II, Sections 1, 2 and 5, Article III, Section 1, and
Article VI of the By-Laws of the Corporation may not be amended or repealed, nor may any By-Law provision inconsistent therewith be adopted, by the stockholders of the Corporation, unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article SEVENTH as a single class.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of


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Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH.

         Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article EIGHTH, Article SEVENTH, Article NINTH, Article TENTH, Article ELEVENTH, Article TWELFTH, Article THIRTEENTH and Article FOURTEENTH hereof may not be amended or repealed, nor may any Certificate of Incorporation provision inconsistent therewith be adopted, by the stockholders of the Corporation unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article EIGHTH as a single class.

         NINTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of not fewer that six (6) nor more than eleven (11) directors (exclusive of directors referred to in the following paragraph), the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board pursuant to this Section (1). Class I directors shall serve for an initial term ending at the annual meeting of stockholders held in 2000, Class II directors for an initial term ending at the annual meeting of stockholders held in 2001 and Class III directors for an initial term ending at the annual meeting


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of stockholders held in 2002. At each annual meeting of stockholders beginning in 2000, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article FOURTH of this Amended and Restated Certificate of Incorporation and any resolution or resolutions adopted by the Board pursuant thereto, and such directors shall not be divided into classes unless expressly so provided therein.

         (2) Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors,


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considered for purposes of this sentence as a single class. Any vacancy in the
Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

         TENTH: No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken by stockholders of the Corporation except at such a meeting of stockholders.

         ELEVENTH: The Corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         TWELFTH: The Board shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire shares of stock of the Corporation for any such consideration and on such terms as the Board from time to time in its discretion lawfully may determine, which terms and conditions may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt thereof or that invalidate or void any such securities, warrants, options or rights; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the


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holders of such stock shall not be liable to any further call or assessments thereon. Nothing in this Article TWELFTH shall be interpreted to limit the authority of the Board under the Delaware General Corporation Law or under any other provision of this Amended and Restated Certificate of Incorporation, to authorize the issuance of shares, warrants, options or rights or other securities or to take any other action.

         THIRTEENTH: The By-Laws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

         FOURTEENTH: The provisions of Section 203 of the Delaware General Corporation Law shall not apply to or govern the Corporation.

         FIFTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence


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of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SIXTEENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.




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         IN WITNESS WHEREOF, this certificate has been signed by its Vice
President and Assistant Secretary and its corporate seal affixed this 5th day of April, 2000.




                                        By: /s/ George H. Cave
                                           -----------------------------------
                                             Name:  George H. Cave
                                             Title:  Secretary

Signed and sworn (or affirmed) to before me on this 5th day of April, 2000.

   /s/ Linda Pascale
---------------------------------
   Linda Pascale, Notary Public






                                        By: /s/ Dario Sacomani
                                           -----------------------------------
                                             Name:  Dario Sacomani
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

Signed and sworn (or affirmed) to before me on this 5th day of April, 2000.

   /s/ Linda Pascale
---------------------------------
   Linda Pascale, Notary Public






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